ADDENDUM TO LICENSING AGREEMENT

Addendum to the License Agreement between Community Alliance, Inc. and CTN Enterprises, dated July 24, 2005.

WHEREAS, Paragraph 5.01 under Paragraph 5. of the License Agreement, LICENSE FEE, calls for a payment in the amount of $2,500 to be paid on April 1, 2006 and a final payment in the amount of $5,000 to be paid on April 1, 2007 toward the License Fee, the parties desire to amend Paragraph 5.01.

The present paragraph reads:

         5.  LICENSE FEE.

                  5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), with an initial payment of two thousand five hundred dollars ($2,500.00) to be paid upon the signing of this Agreement, a second payment of $2,500.00 to be paid on or before April
1, 2006, and a final payment of $5,000.00 to be paid on or before April
1, 2007.


Paragraph 5.01 of the License Agreement shall be amended as follows:

                  5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), with an initial payment of two thousand five hundred dollars ($2,500.00) to be paid upon the signing of this Agreement, a second payment of $2,500.00 to be paid on or before February 1, 2007, and a final payment of $5,000.00 to be paid on or before June 1, 2007.


This addendum is dated March 24, 2006



By:  /s/Phil E. Ray
	        Phil E. Ray - President